Exhibit (16)

POWER OF ATTORNEY

We, the undersigned Trustees of the Variable Insurance Products Fund III (the Trust) hereby constitute and appoint Thomas C. Bogle, Joseph R. Fleming, John V. O'Hanlon, Robert W. Helm. Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to proposed reorganizations of Variable Insurance Products Fund II: Growth Stock Portfolio into Growth Opportunities Portfolio, a series of the Trust, and Variable Insurance Products Fund III: Growth Strategies into Mid Cap Portfolio, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after October 1, 2014.

WITNESS our hands on this first day of October 2014.

/s/James C. Curvey	/s/Charles S. Morrison
James C. Curvey	Charles S. Morrison
/s/Dennis J. Dirks	/s/Robert W. Selander
Dennis J. Dirks	Robert W. Selander
/s/Alan J. Lacy	/s/Cornelia M. Small
Alan J. Lacy	Cornelia M. Small
/s/Ned C. Lautenbach	/s/William S. Stavropoulos
Ned C. Lautenbach	William S. Stavropoulos
/s/Joseph Mauriello	/s/David M. Thomas
Joseph Mauriello	David M. Thomas